CAREER EDUCATION CORPORATION THIRD quarter 2016 investor conference call NOVEMBER 3, 2016 A.J. Cederoth Chief Financial Officer Ashish Ghia Vice President, Finance Todd Nelson President & Chief Executive Officer Exhibit 99.2

This presentation contains “forward-looking statements,” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects and opportunities, as well as updated assumptions made by (see, for example, slide 8), and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “believe,” “should,” “will,” “expect,” “estimate,” “continue to,” “outlook,” “trend” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Item 1A,“Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent filings with the Securities and Exchange Commission that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or any of the forward-looking statements to reflect future events, developments, or changed circumstances or for any other reason. Certain financial information is presented on a non-GAAP basis. The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations.  As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and to provide estimates of future performance. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided at the end of this presentation, and this presentation (including the reconciliation) has been posted to our website. Cautionary Statements & Disclosures

Strategic Transformation: Future State Strong institutions with focus on student retention & outcomes Investing in technology and student services Operating efficiencies Teach - outs Keeping our commitments to students while transforming the Company Today Future

Financial Results – Consolidated CEC Please refer to slides 9 - 11 at the end of this presentation for a reconciliation of GAAP to non-GAAP amounts. Cash includes cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings.

Financial Results – University Group New student enrollments were positively impacted by a change to how the Company records certain cancelled students. Excluding the impact of this change new student enrollments would have decreased 4.8% for CTU, increased 2.3% for AIU and decreased 2.2% for the University Group for the quarter ended September 30, 2016 as compared to the prior year quarter. For the year to date September 30, 2016, new student enrollments would have decreased 6.9% for CTU, increased 1.1% for AIU and decreased 3.8% for the University Group, as compared to the prior year to date. Total enrollments are disclosed as of the end of each period presented.

Financial Results - Culinary Arts & Transitional PHASE DOWN OF CAMPUSES IN TEACH-OUT Total enrollments are disclosed as of the end of each period presented. Teach-out dates are estimated based on current student enrollment and are subject to change.

Outlook Update Estimates are based on updated assumptions listed on slide 8. Forward-looking adjusted EBITDA expectations are estimated on a basis consistent with slides 9 - 11. Net income, which is the most directly comparable GAAP measure to consolidated adjusted EBITDA, may not follow the same trends as highlighted above. Please refer to slides 9 - 11 for a GAAP to non-GAAP reconciliation for 2015 consolidated adjusted EBITDA. University Group and Corporate is expected to show flat to modest adjusted EBITDA growth each year through 2018 (1) (2) Negative adjusted EBITDA from Transitional Group, Culinary Arts and discontinued operations will improve significantly in 2016, but as expected, worsen in 2017 due to expenses associated with the completion of the LCB teach-outs, and then improve in 2018 (1) (2) Driven by: Better than estimated total enrollments at our teach-out campuses Earlier than estimated realization of operating efficiencies across our institutions Improved retention trends across most of our institutions Better than estimated working capital trends Update to our Outlook vs Prior Quarter Business Group - Adjusted EBITDA Trends

Outlook Assumptions Achievement of the strategic direction and its estimated results included within these slides are based on the following updated key assumptions and factors, among others: Flat-to-modest total enrollment growth within the University Group while achieving the intended University Group efficiencies Teach-outs to progress as expected and performance consistent with current trends Achievement of recovery rates for our real estate obligations and timing of any associated lease termination payments consistent with our historical experiences Right-sizing of our Corporate expense structure to serve primarily online institutions No material changes in the current legal or regulatory environment and excludes legal and regulatory liabilities and any impact of new or proposed regulations, including the new “defense to repayment” regulations and the gainful employment regulation Consistent working capital movements in line with historical operating trends and potential impact of teach-out campuses on working capital in line with expectations Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that we may undertake in the future, actual results could differ materially from estimates.

Reconciliation of GAAP to Non-GAAP Items

Reconciliation of GAAP to Non-GAAP Items – con’t

Reconciliation of GAAP to Non-GAAP Items – con’t